SCHEDULE 14A
                                 (Rule 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(A) of the Securities
                     Exchange Act of 1934 (Amendment No.: )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X] Preliminary  Proxy  Statement    [ ] Confidential, For Use of the Commission
[ ] Definitive  Proxy  Statement         Commission  Only  (as  permitted by
[ ] Definitive  Additional  Materials    14a-6(e)(2))
[ ] Soliciting  Material  Pursuant  to Rule 14a-11(c) or Rule 14a-12

                        SUPERCONDUCTOR TECHNOLOGIES INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):
 [X] No fee required
 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

 (1) Title of each class of securities to which transaction applies:
-------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

 (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
(4) Proposed maximum aggregate value of transaction:
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(5) Total fee paid:
--------------------------------------------------------------------------------
[   ]  Fee paid previously with preliminary materials:
--------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:
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(2)  Form, Schedule or Registration Statement no.:
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(3) Filing party:
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(4) Date filed:
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


                        SUPERCONDUCTOR TECHNOLOGIES INC.
                             460 Ward Drive, Suite F
                      Santa Barbara, California 93111-2310



                         NOTICE OF CONSENT SOLICITATION


TO THE STOCKHOLDERS OF SUPERCONDUCTOR TECHNOLOGIES INC.:

     You are being asked to consider and provide written consent to a proposed issuance and sale by Superconductor Technologies Inc. of up to 3,138,800 shares of our common stock to a limited number of institutional investors in a registered public offering and certain other holders of our outstanding preferred stock. The number of shares we propose to issue in the offering is in excess of 20% of our currently outstanding shares of common stock and the shares will be sold at a discount to the market price of our stock. As a result, the transaction requires the consent of our stockholders under Nasdaq Marketplace Rule 4460(i) in order for us to maintain our Nasdaq National Market system listing. The proposed offering and the money we hope to raise in it are extremely important to us. The board of directors has unanimously approved the proposed offering and recommends that the stockholders consent to the offering and issuance of the common stock.

     Attached is a consent statement that more fully describes the proposal. Please give this information your careful attention.

     Each member of the board of directors who owns shares of the common stock, other holders of 2.1 million other shares of common stock and all of the owners of our series A-2, A-2, B-1, C and D preferred stock have indicated that they will consent to the offering and the issuance of the common stock. These shares total approximately 91% of our outstanding voting stock, and so we believe that the transaction will be approved.

     Please act promptly in marking, signing, and dating the enclosed consent card solicited by your board of directors, and returning it in the return envelope provided, which requires no postage if mailed in the United States.

     Only stockholders of record at the close of business on the record date set by the board of directors, January 21, 2000, are entitled to vote on the proposal.



                                    M. Peter Thomas
                                    Vice President and Chief Financial Officer

January __, 2000

                        SUPERCONDUCTOR Technologies Inc.
                                 460 Ward Drive
                         Santa Barbara, California 93111
                                 (805) 683-7646


                                CONSENT STATEMENT
                                January ___, 2000


     This consent statement and related solicitation materials are being furnished to you in connection with the solicitation of executed consents of the stockholders of Superconductor Technologies Inc. by the board of directors. This information is being released to stockholders on or about January __, 2000.

     This consent statement is being sent to you in connection with a proposed public offering by Superconductor of common stock. We intend to conduct the offering as soon as practicable after the date of this consent statement. Because the closing of the transaction is subject to a number of conditions, including the effectiveness of a registration statement relating to the stock to be offered, we can provide no assurance that the offering will occur promptly or at all.

     We are soliciting consents to act upon the following proposal:

     o To approve the issuance of up to 3,138,800 shares of common stock, 2,888,800 to a limited number of institutional investors at a purchase price equal to 95% of the 30-day trading average of our common stock prior to the closing date of the offering, and 250,000 pursuant to warrants to be issued to the holders of 118,751 shares of our preferred stock to induce those holders to convert that stock into 2,458,491 shares of our common stock.

     An explanation of the consent solicitation process, including the date on which consents expire and the revocability of consents is provided in the section of this consent statement entitled "Voting Rights and Solicitation."

     A form of consent is enclosed. Stockholders are requested to mark, sign, and date the enclosed form of consent and return it as promptly as possible and, in any event, prior to February __, 2000 in the envelope provided with these materials, which requires no postage if mailed in the United States.

     Stockholders of record at the close of business on January 21, 2000 are entitled to vote on the proposal. At the record date, the following types and amounts of our stock, each with a par value of $0.001 per share, were issued and outstanding: 7,739,068 shares of common stock, 64,584 shares of series A-2 preferred stock, 12,500 shares of series A-3 preferred stock, 50,000 shares of series B-1 preferred stock, 41,667 shares of series C preferred stock and 106,000 shares of series D preferred stock.

                             THE CONSENT PROCEDURES

     The matters being considered by the stockholders are being submitted for action by written consent, rather than by votes cast at a meeting. Section 228 of the General Corporation Law of the State of Delaware states that, unless otherwise provided in the certificate of incorporation, any action that may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if:

          o consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the matter were present and voted; and

          o those consents are delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

     Section 213(b) of the Delaware General Corporation Law sets forth the rules for ascertaining the record date to determine which stockholders of a corporation are eligible to consent to action by written consent under to
Section 228 of the Delaware General Corporation Law. Section 213(b) provides in relevant part:

                    (b) In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by this chapter, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in this State, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

     Our certificate of incorporation currently contains no provision or language in any way limiting the right of stockholders to take action by written consent.

                         VOTING RIGHTS AND SOLICITATION

What vote is required?

     In the case of this consent solicitation, written, unrevoked consents of the holders of a majority of the shares of the following classes of our stock outstanding and entitled to vote on January 14, 1999, the record date for determining stockholders entitled to express consent to the actions proposed in this solicitation, are required. All of the classes of stock vote together as a single class, with the preferred stock voting on an as-converted basis.

                                             Shares              As-Converted             Total
          Class of Stock                   Outstanding          Votes Per Share           Votes
------------------------------------    ------------------    --------------------    ---------------

Common stock........................           7,739,068               1                   7,739,068
Series A-2 preferred stock..........              64,584              20                   1,291,680
Series A-3 preferred stock..........              12,500              20                     250,000
Series B-1 preferred stock..........              50,000              20                   1,000,000
Series C preferred stock............              41,667              20                     833,340
Series D preferred stock............             106,000              20                   2,120,000
                                                                                      ---------------
     Total..........................                                                      13,234,088

     These consents must be delivered to us as described above to effect the share issuance for which stockholder consents are being solicited. Each stockholder of record on the record date is entitled to the number of votes per share set forth in the table above held by that stockholder on the consent record date.

What if I sign a consent but do not indicate my vote or I abstain?

     If a shareholder specifies how the consent card is to be voted with respect to the proposal, the consent card will be voted in accordance with that specification. If a shareholder fails to so specify, the consent card will be deemed a consent to the proposed stock issuance.

How are abstentions and broker non-votes treated?

     Consent cards that reflect abstentions, withheld votes, and broker non-votes will be treated as voted for purposes of determining the affirmative vote necessary to approve the proposal. Abstentions, withheld votes, and broker non-votes have the effect of votes against the proposal.

What if I do not consent but the proposal is still approved?

     Stockholders who do not consent to the approval of the proposal by execution of the consent card will nonetheless be bound by the proposal if sufficient written consents are received by us to approve the proposal as set forth above. No dissenters' or similar rights apply to stockholders who do not approve the proposal.

How will consents be solicited?

     We will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this consent statement, the consent, and any additional solicitation material furnished to stockholders. Copies of solicitation material will be furnished to fiduciaries and custodians holding shares in their names that are beneficially owned by others. The original solicitation of consents by mail may be supplemented by a solicitation by telephone, telegram, or other means by our directors, officers, or employees. No additional compensation will be paid to these individuals for any of those services. Except as described above, we do not presently intend to solicit consents other than by mail.

Can I revoke my consent?

     A consent executed by a stockholder may be revoked at any time up until signed unrevoked consents by the holders of a majority the requisite number of our common and preferred stock outstanding on the consent record date have been delivered to us in accordance with Section 228 of the General Corporation Law of the State of Delaware. To revoke a consent, a stockholder must deliver a written, signed and dated revocation prior to that time. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the consent previously given is no longer effective. The revocation must be delivered to our principal executive offices or any other address provided by us for that purpose.

When do the consents expire?

     All consents, regardless of when dated, will expire unless valid, unrevoked consents constituting the requisite number of outstanding shares of our common and preferred stock are delivered to us on or before March 21, 2000 (60 days from the consent record date).

Will non-consenting stockholders receive notice of the closing of the proposed stock offering?

     If the stock issuance described in this consent statement is closed, we will notify promptly the stockholders who have not consented to the action taken as required by Delaware law.

                                    PROPOSAL

                    APPROVAL OF THE ISSUANCE OF COMMON STOCK

     We are seeking stockholder approval for the purposes of Nasdaq Rule 4460(i) of the issuance of up to 3,138,800 shares of common stock. Up to 2,888,800 of those shares will be issued to a limited number of institutional investors in a registered public offering and up to 250,000 of those shares will be issued to the holder of 118,751 shares of our preferred stock to induce them to convert their preferred stock into 2,458,491 shares of our common stock concurrently with the registered offering. We anticipate that the price in the transaction will be equal to 95% of the arithmetic mean of the closing sales price of our common stock, as reported on the Nasdaq Stock Market, Inc.'s National Market System for the 30-day period ending on the trading day prior to the closing date. If that price is below $2.00 or above $3.25 per share, then the price will be fixed at $2.00 or $3.25, as applicable. The exercise price of the warrants will be 110% of the final offering price and they will be exercisable for five years from the date of issuance.

     Outside financing is critical to us in our current stage of development because we do not yet generate sufficient cash from operations to fund our operations and growth.

     We have negotiated the principal terms for the sale of up to 2,888,800 shares of common stock to institutional investors led by The State of Wisconsin Investment Board. The issuance of the shares will be registered pursuant to a registration statement on Form S-2 we have filed with the Securities and Exchange Commission. We hope to raise up to a maximum of $9,388,600 in the offering, of which $500,000 may be in the form of the cancellation of debt in consideration of the issuance of common stock in the offering, as described below.

     Our principal stockholder, Wilmington Securities, Inc. an indirect, wholly-owned subsidiary of The Hillman Company, a private corporation engaged in diversified investments and operations which is controlled by a trust for the benefit of Henry L. Hillman, lent $500,000 to us on December 1, 1999. They have indicated their intent to purchase shares of common stock in the offering in cancellation of that indebtedness. That purchase will otherwise be on the same terms as the purchase of common stock by all other purchases in the offering. As a result of this purchase, if Wilmington and its affiliates and related parties fully exercised the warrants they hold for the purchase of common stock they would be able to vote approximately 44% of our total voting securities.

     We also anticipate that, concurrently with the issuance of the common stock in the offering, Wilmington, who holds 118,751 shares of our outstanding preferred stock, will convert those shares into 2,458,491 shares of common stock. Wilmington has agreed with us to convert those shares to accommodate the proposed stock offering.

     The maximum 3,138,800 shares we propose to issue in the offering constitute more than 20% of the number of shares of our common stock outstanding and certain other holders of our outstanding preferred stock immediately prior to the transaction. In addition, the purchase price for the common stock will be at a discount to the market value of our common stock.

     Our common stock is listed for trading on the Nasdaq National Market System. As a result, we must comply with Nasdaq corporate governance rules contained in the Nasdaq Marketplace Rules.

Nasdaq  Marketplace  Rule  4460(i)(1)(D)   requires   stockholder   approval  of
securities issuances in a non-public offering where:

          (1) the securities issued are common stock or securities convertible into or exercisable for common stock;

          (2) the price of the securities is less than the market value of the common stock; and

          (3) the proposed issuance would result in the issuance of 20% or more of the common stock or voting power of Superconductor before the issuance.

     Additionally, Nasdaq Marketplace Rule 4460(i)(1)(B) requires stockholder approval of the adoption of a plan or the issuance of securities by us that would result in a change of control. There is no concrete test to determine the amount of securities that we may issue to a party without triggering the Nasdaq Rule 4460(i)(1)(B). Depending on the facts and circumstances, the issuance by us of a small amount of securities may be deemed to result in a change of control where an investor acquires a sizable portion of our outstanding voting securities.

     Although our proposed offering will be a registered public offering, we are seeking stockholder approval of the issuance of the common stock in the offering to ensure compliance with the Nasdaq Marketplace Rules 4460(i)(1)(D) and 4460(i)(1)(B).

Principal effects of approval or nonapproval

     In the event that stockholder approval is obtained, we may issue up to 3,138,800 shares of common stock to a limited number of institutional investors and to certain other holders of our outstanding preferred stock. Wilmington and its affiliates or related parties may purchase up to $500,000 worth of the shares. In the transaction, and based on the 30-day average of our common stock on the date of this consent statement, we will raise approximately $9,388,600, before expenses and including debt cancellation, if all of the 2,888,800 shares are sold.

     If stockholder approval is not obtained, we will likely not issue any of the shares and will not receive any of the proceeds. In addition, the $500,000 loan received from Wilmington will need to be repaid. In addition, under Nasdaq rules we may not be able to issue additional securities at a price below the current market price of our common stock without obtaining stockholder approval in advance.

     In the opinion of the board, a failure of the stockholders to approve the proposal will have a severely detrimental effect on Superconductor and our future. A failure of Superconductor to obtain approval would have a negative effect on our future financing activities, which are critical to the long-term success of Superconductor and maximizing value for our stockholders.

Vote required; Recommendation of the board of directors

     The approval of the issuance of up to 3,138,800 shares of common stock and certain other holders of our outstanding preferred stock as contemplated by Superconductor requires the affirmative vote of a majority of our outstanding common and preferred stock, voting together as a single class.

     The board recommends the execution of the enclosed consent to CONSENT to this proposal.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of our common stock as of January __, 2000, by (i) each person known by us to be the beneficial owner of more than 5% of our common stock, (ii) by each director, (iii) by each of the executive officers named in the table under "Executive Compensation--Summary Compensation Table," in the proxy statement distributed in connection with our 1999 annual meeting, and (iv) all directors and executive officers as a group. Except as otherwise indicated in the footnotes to the table, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable.

     Wilmington and its related parties are the sole holders of 100% of our series A-2, A-3, B-1, and C preferred stock (64,584, 12,500, 50,000 and 41,667 shares, respectively) and are entitled to cast a total of 3,375,020 votes with respect to such shares in this consent solicitation. Wilmington and its related parties, and TGI Fund III, LLC own 40% (42,400 shares) and 60% (63,600 shares) of the outstanding shares of series D preferred stock, respectively, and are entitled to 848,000 and 1,272,000 votes, respectively, by virtue of such ownership. All information with respect to convertible or exercisable securities is based on securities that are convertible or exercisable into common stock within 60 days of the date of this consent statement.

                                                                                 Shares Issuable
                                                                                 Upon Conversion           Shares
                                                                                   of Preferred          Underlying
                                            Number of          Percentage             Stock               Warrants/
Name                                          Shares           Ownership                                   Options
--------------------------------------    ---------------    ---------------     -----------------     ----------------
Wilmington Securities, Inc. and
   Related Parties....................      5,534,632             44.65%             4,113,622              546,010
   824 Market Street, Suite 900
   Wilmington, Delaware 19801
TGI Fund III, LLC.....................      1,020,316             11.65%               927,560               92,756
   6501 Columbia Center
   701 Fifth Avenue
   Seattle, WA 98104
Glenn E. Penisten.....................        185,591              2.37%                    --               88,334
M. Peter Thomas.......................        177,100              2.24%                    --              176,667
Robert B. Hammond.....................        131,042              1.67%                    --               98,542
E. Ray Cotton.........................         97,356              1.24%                    --               97,356
James G. Evans, Jr....................         80,626              1.03%                    --               80,626
J. Robert Schrieffer..................         56,484                  *                    --               51,834
Robert P. Caren.......................         38,267                  *                    --               30,917
Dennis Horowitz.......................         30,284                  *                    --               22,834
John D. Lockton.......................          6,250                  *                    --                6,250
Richard M. Johnston...................             --                  *                    --                   --
Joseph C. Manzinger...................         16,100                  *                    --                   --
James P. Simmons, Jr..................            250                  *                    --                   --
All executive officers and directors
     as a group (14 persons)..........        944,261             11.09%                    --              775,321
--------------------
*    Less than one percent.

     Wilmington is an indirect, wholly owned subsidiary of The Hillman Company, a private corporation engaged in diversified investments and operations. The Hillman Company is controlled by Henry L. Hillman, Elsie Hilliard Hillman and C.G. Grefenstette, trustees of the Henry L. Hillman Trust dated November 18, 1985. Each of the trustees shares voting and dispositive power over the assets of The Hillman Company. The totals in the table above include 100,000 shares of common stock, 314,835 shares issuable upon the conversion of preferred stock, and warrants exercisable for an aggregate of 45,752 shares of common stock owned by the HLH Trust. The totals in the table above for Wilmington and persons related to Wilmington also includes 419,780 shares of common stock issuable upon conversion of series B-1 preferred stock and warrants exercisable for an aggregate of 61,003 shares of common stock owned beneficially of record by four trusts for members of the Hillman family. The Hillman Trust trustees (other than Mr. Grefenstette, who is a trustee of those trusts) disclaim beneficial ownership of those shares.

     Mr. Johnston is a Vice President and Director of The Hillman Company and Mr. Manzinger is a Vice President of The Hillman Company. Both Mr. Johnston and Mr. Manzinger disclaim beneficial ownership of all of the shares owned by Wilmington Securities, Inc. and the trusts for the benefit of the Hillman family.

     The share amounts in the table above for Glenn E. Penisten include 96,997 shares held by a trust for the benefit of Glenn and Mary Louise Penisten.

     Mr. Simmons ceased service with the Company in September of 1998.

                  DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of Superconductor that are intended to be presented by those stockholders at our 2000 annual meeting of stockholders must have been received by us no later than December 22, 1999 in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                                  OTHER MATTERS

     No other matters will be submitted to the stockholders in this consent solicitation and no discretionary authority with respect to any other matters is being solicited.

                                  By Order of the Board of Directors

                                  SUPERCONDUCTOR TECHNOLOGIES INC.


                                  By:________________________________
                                         Robert B. Hammond
                                         Secretary

Santa Barbara, California
January __, 2000

                                  CONSENT CARD

                             CONSENT BY STOCKHOLDER
                                       OF
                        SUPERCONDUCTOR TECHNOLOGIES INC.
                           TO ACTION WITHOUT A MEETING

         THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SUPERCONDUCTOR TECHNOLOGIES INC.

         The undersigned, a stockholder of record of Superconductor Technologies Inc. on January 14, 2000, hereby consents, pursuant to Section 228 of the Delaware General Corporation Law, with respect to all shares of common or preferred stock, par value $.001 per share, of Superconductor held by the undersigned and as indicated below, to the following action without a meeting, without prior notice and without a vote.

     SUPERCONDUCTOR STRONGLY RECOMMENDS THAT THE STOCKHOLDERS CONSENT TO THE FOLLOWING RESOLUTIONS:

     o Approval of the issuance of up to 3,138,800 shares of common stock, up to 2,888,800 to a limited number of institutional investors at a price per share equal to 95% of the arithmetic mean of the closing sales price of our common stock, as reported on the Nasdaq Stock Market, Inc.'s National Market System for the 30-day period ending on the trading day prior to the closing date, but not less than $2.00 nor more than $3.25 per share, and up to 250,000 upon the exercise of warrants to be issued to the holders of 118,751 shares of our preferred stock to induce those holders to convert those shares into 2,458,491 shares of common stock, as follows:

                  RESOLVED, that the issuance of up to 3,138,800 shares of common stock of Superconductor Technologies Inc., up to 2,888,800 to a limited number of institutional investors at a price per share equal to 95% of the arithmetic mean of the closing sales price of Superconductor's common stock, as reported on the Nasdaq Stock Market, Inc.'s National Market System for the 30-day period ending on the trading day prior to the closing date, but not less than $2.00 nor more than $3.25 per share, in a registered public offering, and up to 250,000 upon the exercise of warrants to be issued to the holders of 118,751 shares of our preferred stock to induce those holders to consent those shares into 2,458,491 shares of common stock, on the terms described in Superconductor's consent statement dated January __, 2000, be and hereby is approved.

         [    ] CONSENT       [    ] CONSENT WITHHELD       [     ] ABSTAIN

If no box is marked above, the undersigned will be deemed to consent to the foregoing resolution.

     The invalidity, illegality or unenforceability of any particular provision of this consent will be construed in all respects as if such invalid, illegal or unenforceable provision were omitted without affecting the validity, legality or enforceability of the remaining provisions hereof.

     PLEASE SIGN, DATE AND RETURN THIS CONSENT PROMPTLY, USING THE ENCLOSED ENVELOPE.

     PLEASE SIGN BELOW EXACTLY AS NAME APPEARS ON THIS CONSENT. If shares are registered in more than one name the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his title. Trustees guardians, executors and administrators should sign in their official capacity giving their full title as such. If a partnership, please sign in the partnership name by authorized persons. MAKE SURE THAT THE NAME ON YOUR CERTIFICATE(S) AND THE NUMBER OF SHARES ARE EXACTLY AS YOU INDICATE BELOW.


                                            ---------------------------------
                                            Number of shares

                                            ---------------------------------
                                            Class of shares

                                            ---------------------------------
                                            Name

                                            ---------------------------------
                                            Signature

                                            ---------------------------------
                                            Dated

                                            ---------------------------------
                                            Signature (if held jointly)

                                            ---------------------------------
                                            Title or authority, if applicable


                           *THIS IS YOUR CONSENT CARD*